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                                                                    Exhibit 99.1


Press Release                       Source: International Steel Group Inc.


International Steel Group and Weirton Steel Announce Purchase Agreement



CLEVELAND, Ohio, February 18, 2004 -- International Steel Group Inc. (NYSE:ISG) and West Virginia-based Weirton Steel Corporation today announced the execution of a purchase agreement pursuant to which ISG will acquire substantially all of Weirton's assets. The approximate value of ISG's proposal, including assumption of liabilities, is $255 million. The price is subject to customary closing adjustments. The agreement has been approved by the boards of directors of both Weirton and ISG.

Weirton will seek approval of the purchase agreement by the U.S. Bankruptcy Court for the Northern District of West Virginia. The process of obtaining Bankruptcy Court approval will include solicitation by Weirton of competing offers for its assets. In addition to requiring the approval of the Bankruptcy Court, closing of the transaction contemplated by the purchase agreement is subject to expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and satisfaction of other conditions. ISG expects the acquisition to close in the second quarter of 2004.

"We look forward to continuing the proud tradition of steel making in the Ohio Valley," said Rodney B. Mott, ISG's President and Chief Executive Officer. "We are pleased to have the support of the Independent Steelworkers Union and are committed to creating a close and mutually beneficial working partnership with them."

About International Steel Group Inc.

International Steel Group Inc. is the second largest integrated steel producer in North America, based on steelmaking capacity. The company has the capacity to cast more than 18 million tons of steel products annually. It ships a variety of steel products from 11 major steel producing and finishing facilities in six states, including hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, rail products and semi-finished shapes serving the automotive, construction, pipe and tube, appliance, container and machinery markets.

About Weirton Steel Corporation

Weirton Steel is the fifth largest U.S. integrated steel company and the nation's second largest producer of tin mill products. On
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May 19, 2003, Weirton Steel filed a voluntary petition for reorganization under
Chapter 11 of the U.S. Bankruptcy Code.

Forward-Looking Statements

Statements in this release that are not historical facts, including statements accompanied by words such as "will," "believe," "expect," "estimate," or similar terms, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements. These statements contain time-sensitive information that reflects management's best analysis only as of the date of this release. ISG does not undertake any ongoing obligation, other than that imposed by law, to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Factors that may cause actual results and performance to differ materially from those in the forward-looking statements include, but are not limited to, negative overall economic conditions or conditions in the markets served; competition within the steel industry; actions by domestic and foreign competitors; changes in availability or cost of raw materials, energy or other supplies; and labor issues affecting the Company's workforce or the steel industry generally. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the ISG's Prospectus filed on December 12, 2003, and in the Company's subsequent periodic filings with the Securities and Exchange Commission.


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Source: International Steel Group Inc.